UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2009 (July 2, 2009)

GEORGIA GULF CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA		30346
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01                                             Other Events.

This Current Report on Form 8-K is being filed to update the historical financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 in order to (i) amend the report of our independent registered public accounting firm and add footnote 23 to the consolidated financial statements concerning the uncertainty about our ability to continue as a going concern, as previously reported in our Form 10-Q for the quarter ended March 31, 2009, and (ii) reflect changes to the Company’s accounting for earnings (loss) per share due to the adoption of new accounting standards that require retrospective adoption as described below. All other information in the historical financial statements remains unchanged.  This will permit the Company to incorporate these financial statements by reference in future SEC filings.

The Company adopted FASB Staff Position No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities (“EITF 03-6-1”), effective January 1, 2009, which requires retroactive application. EITF 03-6-1 clarifies that instruments granted in share-based payment transactions that are considered to be participating securities prior to vesting should be included in the earnings allocation under the two-class method of calculating earnings per share. The Company determined that its restricted shares granted under our share-based compensation plans are participating securities because the restricted shares participate in dividends. The impact of the adoption of this standard is reflected in footnotes 1 and 20 of the Company’s 2008 financial statements, which have been revised and are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                             Financial Statements and Exhibits.

(d)           Exhibits.

Number	Exhibit

23.1	Consent of Independent Registered Public Accounting Firm for Georgia Gulf Corporation

99.1	Financial Statements of Georgia Gulf Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

	By:	/s/Joel I. Beerman
	Name:	Joel I. Beerman
	Title:	Vice President, General Counsel and Secretary
Date: July 2, 2009